Exhibit 5.1

June 21, 2019

MediciNova, Inc.

4275 Executive Square, Suite 300

La Jolla, California 92037

Re:	Registration Statement on Form S-8
Relating to 3,500,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to MediciNova, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 3,500,000 shares (the “Shares”) of Common Stock, par value $0.001 per share, (the “Common Stock”) of the Company issuable under the MediciNova, Inc. 2013 Equity Incentive Plan (the “Plan”).

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

Based on such examination, we are of the opinion that the 3,500,000 Shares which may be issued upon exercise of options and rights granted under the Plan by the Company are duly authorized Shares, and, when issued against receipt of the consideration therefore in accordance with the provisions of the Plan will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in said Registration Statement.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP